Exhibit 1


                             JOINT FILING AGREEMENT
                             ----------------------

         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Thinking Tools, Inc., and hereby affirm that this Amendment No. 2 to Schedule 13D is being filed on behalf of each of the undersigned.


Dated: August 23, 2002                      THINKING TECHNOLOGIES, L.P

                                            By: Knoll Capital Management, L.P.

                                            By:  /s/ Fred Knoll
                                                 -------------------------------
                                                 Name: Fred Knoll
                                                 Title:   President


Dated: August 23, 2002                           /s/ Fred Knoll
                                                 -------------------------------
                                                 Fred Knoll



Dated: August 23, 2002                      EUROPA INTERNATIONAL INC.

                                            By: Knoll Capital Management, L.P.

                                            By:  /s/ Fred Knoll
                                                 -------------------------------
                                                 Name: Fred Knoll
                                                 Title:   President

Dated: August 23, 2002                      KNOLL CAPITAL MANAGEMENT, L.P.

                                            By:  /s/ Fred Knoll
                                                 -------------------------------
                                                 Name:  Fred Knoll
                                                 Title: President